Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ADITX THERAPEUTICS, INC.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF MAY, A.D. 2021, AT 2:12 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

SECRETARY'S OFFICE
1793 DELAWARE 1855

6560519 8100
SR# 20212026873

Authentication: 203278873
Date: 05-24-21

CERTIFICATE OF AMENDMENT
to the
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
of
ADITX THERAPEUTICS, INC.

ADITX THERAPEUTICS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

FIRST: The name of the Corporation is Aditx Therapeutics, Inc. The Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the "Secretary of State") on September 28, 2017 and has been amended and restated by the Amended and Restated Certificate of Incorporation filed with the Secretary of State on February 7, 2018, as amended by a Certificate of Amendment filed with the Secretary of State on June 29, 2020 (collectively, the "Certificate of Incorporation").

SECOND: ARTICLE IV, SECTION 4.1 of the Corporation's Certificate of Incorporation shall be amended and restated in its entirety to read as follows:

> **4.1 Authorized Capital Stock.** The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 103,000,000 shares, consisting of 100,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and 3,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

THIRD: The stockholders of the Corporation have duly approved the foregoing amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the 24th day of May, 2021.

ADITX THERAPEUTICS, INC.

By: /s/ Amro Albanna
Name: Amro Albanna
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:12 PM 05/24/2021
FILED 02:12 PM 05/24/2021
SR 20212026873 - File Number 6560519